ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20140443176-02
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 06/18/2014 4:49 PM
	Entity Number E0319562014-0

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: STRONG SOLUTIONS INC.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ (Name)

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

REGISTERED AGENTS, INC
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
442 COURT ST	ELKO	Nevada	89801

Mailing Address (if different from street address)	City	State	Zip Code
442 COURT ST	ELKO	Nevada	89801

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.00010 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) ANDRII GUZIY (Name)

Street Address	City	State	Zip Code
2/13 KOROLENKO STR.	KHARKOV CITY, UKR	UK	61000-499

2) ______ (Name)

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: ANDRII GUZIY — Incorporator Signature: X ANDRII GUZIY

Address	City	State	Zip Code
2/13 KOROLENKO STR.	KHARKOV CITY, UKR	UK	61000-499

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X REGISTERED AGENTS, INC — 6/18/2014
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

STRONG SOLUTIONS INC.

Nevada Business Identification # NV20141403212

Expiration Date: June 30, 2015

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 27, 2014

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.